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                        INDEPENDENT AUDITORS' CONSENT

     We have issued our report dated April 8, 1998, accompanying the financial statements of Ensec International, Inc. and Subsidiaries contained in the Registration Statement and Prospectus on Form S-4. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                            /s/ Grant Thornton, LLP
                                            ------------------------------------
                                            Grant Thornton, LLP
                                            Weston, Florida
                                            June 23, 1999